UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): May 9, 2016

NATIONAL GENERAL HOLDINGS CORP.
(Exact name of registrant as specified in its charter)

Delaware	001-36311	27-1046208
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

59 Maiden Lane, 38th Floor
New York, New York 10038
(Address of principal executive offices) (zip code)
(212) 380-9500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Following the election of directors at the 2016 Annual Meeting of Shareholders (“Annual Meeting”) for National General Holdings Corp. (the “Company”) as described below, the Board of Directors of the Company (the “Board”), upon the recommendation of the Company's Nominating and Corporate Governance Committee, on May 9, 2016, elected Robert Karfunkel as a director to fill the vacancy left by the passing of Michael Karfunkel.

The Board also appointed Barry Zyskind, a director of the Company, to serve as non-executive Chairman of the Board on May 9, 2016.

On May 9, 2016, as described below, the Company's shareholders approved the Company's 2013 Equity Incentive Plan (the “Plan”). The Plan governs the awards and payment of cash and equity awards to the Company's employees and non-employee directors. The Plan is filed as Exhibit 10.1 hereto (incorporated by reference to Appendix A to our Definitive Proxy Statement filed with the Securities and Exchange Commission on March 23, 2016 (the “Proxy Statement”)). The terms and description of the Plan included in the Proxy Statement are incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders

The Company held its Annual Meeting on May 9, 2016. The certified results of the matters voted upon at the meeting, which are more fully described in the Company’s Proxy Statement, are as follows:

Description of Matters Submitted	For	Withheld	Broker Non-Vote
1. Election of Directors:

Ephraim Brecher	101,187,566	804,750	1,302,153
Donald DeCarlo	100,468,495	1,523,821	1,302,153
Patrick Fallon	100,469,381	1,522,935	1,302,153
Barry Karfunkel	99,861,558	2,130,758	1,302,153
Barbara Paris	101,187,014	805,302	1,302,153
Barry Zyskind	83,448,385	18,543,931	1,302,153

	For	Against	Abstain
2. Ratification of the appointment of BDO USA, LLP as the Company’s independent auditor for the year ended December 31, 2016.	103,270,710	19,889	3,870

	For	Against	Abstain	Broker Non-Vote
3. Approval of the Company's 2013 Equity Incentive Plan.	85,166,489	16,820,880	4,947	1,302,153

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
10.1	2013 Equity Incentive Plan (incorporated by reference to Appendix A to the Company's Definitive Proxy Statement filed with the Securities and Exchange Commission on March 23, 2016 )

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL GENERAL HOLDINGS CORP.

Date: May 9, 2016	By:	/s/ Jeffrey Weissmann
Jeffrey Weissmann
General Counsel and Secretary